Media Contact:
Dana Stelsel
Director, Corporate Communications
(765) 771-5766
dana.stelsel@wabashnational.com

Investor Relations:
Ryan Reed
Director, Investor Relations
(765) 771-5805
ryan.reed@wabashnational.com

Wabash National Corporation Announces Third Quarter 2019 Results

▪	Revenue grew 5 percent year-over-year to $581M, a record level for the third quarter

▪	Operating margin of 6.6 percent showed substantial year-over-year improvement

▪	Final Mile Products grew 30% versus Q3 of 2018 while achieving margin expansion of 580 basis points

▪	Earnings Per Share of $0.46

▪	Full year 2019 EPS outlook raised to midpoint of $1.67, range narrowed to $1.64 to $1.70 per share

LAFAYETTE, Ind. – November 6, 2019 – Wabash National Corporation (NYSE: WNC), the innovation leader of engineered solutions for the transportation, logistics and distribution industries, today reported results for the quarter ended September 30, 2019.
Net sales for the third quarter 2019 increased 5 percent to $581 million from $553 million in the prior year quarter, as growth was led by the Company’s Final Mile Products and Commercial Trailer Products Segments. Operating income was $38.3 million and the Company achieved a consolidated operating margin of 6.6 percent during the third quarter of 2019, which represents a significant improvement from the third quarter of 2018, highlighting the success of both short and long-term initiatives targeting margin expansion.
“Q3 is a significant milestone of the process improvements we've implemented over the last year that have allowed us to stabilize challenges in the manufacturing environment and excel operationally," explained Brent Yeagy, president and chief executive officer. "Our team has executed on initiatives like supply chain optimization, transforming information flows from chassis OEM's and enhanced sales and operational planning to unlock capacity necessary for growth in Final Mile. In any environment, 140 basis points of overall operating margin improvement is a significant accomplishment. Similarly, 580 basis points of margin expansion in Final Mile Products shows considerable underlying improvements.”
Net income for the third quarter 2019 was $25.5 million, or 46 cents per diluted share, which compares to 8 cents in the third quarter of 2018 or 29 cents on a non-GAAP Adjusted basis. Operating EBITDA, a non-GAAP measure that excludes the effects of certain items, for the third quarter 2019 was $50.7 million, or 8.7 percent of net sales.
Mr. Yeagy continued, “We are raising the midpoint of our full-year EPS outlook to $1.67 based on our strong year to date performance. With one quarter left in the year, we are narrowing the range of our EPS outlook to $1.64 to $1.70.”

Business Segment Highlights
The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the third quarter of 2019 and 2018. A complete disclosure of the results by individual segment is included in the tables following this release.

	Commercial Trailer Products		Diversified Products		Final Mile Products
Three Months Ended September 30,	2019	2018	2019	2018	2019	2018
	(dollars in thousands)
New trailers shipped	13,700	14,450	750	700	—	—
Net sales	$380,344	$368,342	$93,181	$102,361	$113,504	$87,049
Gross profit	$43,960	$39,137	$18,042	$17,018	$16,763	$8,954
Gross profit margin	11.6%	10.6%	19.4%	16.6%	14.8%	10.3%
Income (loss) from operations	$36,503	$32,453	$7,183	$(6,346)	$4,628	$(1,495)
Income (loss) from operations margin	9.6%	8.8%	7.7%	(6.2)%	4.1%	(1.7)%
Commercial Trailer Products’ net sales for the third quarter were $380 million, an increase of $12.0 million, or 3.3 percent as compared to the prior year quarter. Gross profit margin for the third quarter increased 100 basis points as compared to the prior year period primarily due to successful efforts to recover cost pressures as well as product and customer mix. Operating income increased $4.1 million, or 12.5 percent, from the third quarter last year to $36.5 million, or 9.6 percent of net sales.
Diversified Products’ net sales for the third quarter were $93 million, a decrease of $9.2 million, or 9.0 percent, as compared to the prior year, due to impact from the divestiture of a business, partially offset by increased demand for tank trailers. Gross profit and profit margin as compared to the prior year period increased $1.0 million and 280 basis points, respectively, as the segment benefited from cost recovery as well as operational cost improvements driven by the Wabash Management System. Operating income in the third quarter of 2019 was $7.2 million, or 7.7 percent of net sales, representing an increase of $13.5 million as compared to the third quarter of 2018 or $1.5 million with the impact of a non-GAAP adjustment in the prior year period.
Final Mile Products’ net sales for the third quarter totaled $114 million, an increase of $26.5 million, or 30.4 percent, as compared to the prior year, due to strong market and customer demand. Gross profit margin for the third quarter increased 450 basis points as compared to the prior year period primarily due to improved volume, cost recovery and improved operational efficiency. Operating income was $4.6 million, or 4.1 percent of net sales, compared to a loss of $1.5 million, or -1.7 percent of net sales in the prior year period.
Non-GAAP Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including operating EBITDA, adjusted operating income, adjusted net income and adjusted earnings per diluted share. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.
Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, acquisition expenses and related charges, and other non-operating income and expense. Management believes providing operating EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of operating EBITDA, when combined with the GAAP presentations of operating income and net income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of operating EBITDA to net income is included in the tables following this release.

Adjusted operating income, a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income to provide investors with a better understanding of the Company’s view of our results as compared to prior periods. A reconciliation of adjusted operating income to operating income, the most comparable GAAP financial measure, is included in the tables following this press release.
Adjusted net income and adjusted earnings per diluted share, each reflect adjustments for income or losses recognized on the sale and/or closure of former Company locations, the losses attributable to the Company's extinguishment of debt, a non-cash impairment of assets, acquisition expenses and related charges, and tax reform and other discrete tax adjustments. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of each of adjusted net income and adjusted earnings per diluted share to net income and net income per diluted share is included in the tables following this release.
Third Quarter 2019 Conference Call
Wabash National will discuss its results during its quarterly investor conference call on Wednesday, November 6, 2019, beginning at 10:00 a.m. EDT.  The call and an accompanying slide presentation will be accessible on the "Investors" section of the Company’s website www.wabashnational.com. The conference call will also be accessible by dialing (844) 778-4139, conference ID 5094114. A replay of the call will be available on the site shortly after the conclusion of the presentation.
About Wabash National Corporation
Headquartered in Lafayette, Indiana, Wabash National Corporation (NYSE: WNC) is a diversified industrial manufacturer and a leading producer of semi-trailers, truck bodies and liquid transportation systems. Established in 1985, the Company manufactures a diverse range of products including: dry freight and refrigerated trailers, platform trailers, bulk tank trailers, dry and refrigerated truck bodies, truck-mounted tanks, intermodal equipment, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade and pharmaceutical equipment. Its innovative products are sold under the following brand names: Wabash National®, Beall®, Benson®, Brenner® Tank, Bulk Tank International, DuraPlate®, Extract Technology®, Supreme®, Transcraft®, Walker Engineered Products, and Walker Transport. Learn more at www.wabashnational.com.
Safe Harbor Statement
This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer and truck body shipments, backlog, expectations regarding demand levels for trailers, truck bodies, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies, our expectations for improved financial performance during the course of the year and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the continued integration of Supreme into the Company’s business, adverse reactions to the transaction by customers, suppliers or strategic partners, uncertain economic conditions including the possibility that customer demand may not meet our expectations, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials including the impact of tariffs or other international trade developments, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing, supplier constraints, labor costs and availability, customer acceptance of and reactions to pricing changes and costs of indebtedness. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.
# # #

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - dollars in thousands)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$120,873	$132,690
Accounts receivable, net	171,393	181,064
Inventories	274,273	184,404
Prepaid expenses and other	54,847	51,261
Total current assets	621,386	549,419
Property, plant, and equipment, net	210,963	206,991
Goodwill	311,134	311,084
Intangible assets	194,934	210,328
Other assets	40,186	26,571
Total assets	$1,378,603	$1,304,393
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$—	$1,880
Current portion of finance lease obligations	322	299
Accounts payable	188,911	153,113
Other accrued liabilities	136,429	116,384
Total current liabilities	325,662	271,676
Long-term debt	475,122	503,018
Finance lease obligations	461	714
Deferred income taxes	32,454	34,905
Other non-current liabilities	29,846	20,231
Total liabilities	863,545	830,544
Commitments and contingencies
Stockholders' equity:
Common stock 200,000,000 shares authorized, $0.01 par value, 54,122,624 and 55,135,788 shares outstanding, respectively	750	744
Additional paid-in capital	636,756	629,039
Retained earnings	207,934	150,244
Accumulated other comprehensive loss	(4,895)	(3,343)
Treasury stock at cost, 20,923,252 and 19,372,735 common shares, respectively	(325,487)	(302,835)
Total stockholders' equity	515,058	473,849
Total liabilities and stockholders' equity	$1,378,603	$1,304,393

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net sales	$580,908	$553,073	$1,740,135	$1,657,082
Cost of sales	503,173	487,911	1,506,060	1,442,487
Gross profit	77,735	65,162	234,075	214,595
General and administrative expenses	25,353	23,033	82,002	73,920
Selling expenses	8,998	8,690	25,715	25,591
Amortization of intangible assets	5,115	4,937	15,353	14,818
Acquisition expenses	—	—	—	68
Impairment	—	11,989	—	11,989
Income from operations	38,269	16,513	111,005	88,209
Other income (expense):
Interest expense	(6,713)	(7,044)	(20,823)	(21,649)
Other, net	1,333	533	2,245	12,486
Other expense, net	(5,380)	(6,511)	(18,578)	(9,163)
Income before income tax	32,889	10,002	92,427	79,046
Income tax expense	7,429	5,338	21,227	21,209
Net income	$25,460	$4,664	$71,200	$57,837
Net income per share:
Basic	$0.47	$0.08	$1.30	$1.01
Diluted	$0.46	$0.08	$1.28	$0.98
Weighted average common shares outstanding (in thousands):
Basic	54,413	56,798	54,975	57,486
Diluted	55,019	57,742	55,502	59,218

Dividends declared per share	$0.080	$0.075	$0.240	$0.225

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - dollars in thousands)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income	$71,200	$57,837
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	16,258	15,701
Amortization of intangibles	15,353	14,818
Net loss (gain) on sale of property, plant and equipment	(40)	(10,164)
Loss on debt extinguishment	104	174
Deferred income taxes	(2,451)	(122)
Stock-based compensation	7,362	8,479
Impairment	—	11,989
Non-cash interest expense	783	1,426
Changes in operating assets and liabilities
Accounts receivable	9,671	(48,531)
Inventories	(89,869)	(66,089)
Prepaid expenses and other	(2,368)	(3,265)
Accounts payable and accrued liabilities	57,750	76,602
Other, net	(7,535)	(2,171)
Net cash provided by operating activities	76,218	56,684
Cash flows from investing activities:
Capital expenditures	(22,244)	(20,344)
Proceeds from sale of property, plant and equipment	785	17,775
Other, net	—	3,060
Net cash (used in) provided by investing activities	(21,459)	491
Cash flows from financing activities:
Proceeds from exercise of stock options	361	961
Dividends paid	(13,443)	(13,566)
Borrowings under revolving credit facilities	446	582
Payments under revolving credit facilities	(446)	(582)
Principal payments under finance lease obligations	(230)	(216)
Principal payments under term loan credit facility	(30,470)	(1,410)
Principal payments under industrial revenue bond	—	(93)
Debt issuance costs paid	(142)	—
Convertible senior notes repurchase	—	(80,200)
Stock repurchase	(22,652)	(44,433)
Net cash used in financing activities	(66,576)	(138,957)
Cash, cash equivalents, and restricted cash:
Net increase (decrease) for the period	(11,817)	(81,782)
At beginning of period	132,690	191,521
At end of period	$120,873	$109,739
Supplemental disclosures of cash flow information:
Cash paid for interest	$15,639	$16,263
Cash paid for income taxes	$18,965	$23,588

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

Three Months Ended September 30,	Commercial Trailer Products	Diversified Products	Final Mile Products	Corporate and Eliminations	Consolidated
2019
New trailers shipped	13,700	750	—	—	14,450
Used trailers shipped	25	10	—	—	35

New Trailers	$366,938	$51,697	$—	$—	$418,635
Used Trailers	86	417	—	—	503
Components, parts and service	10,039	23,790	4,302	(5,960)	32,171
Equipment and other	3,281	17,277	109,202	(161)	129,599
Total net external sales	$380,344	$93,181	$113,504	$(6,121)	$580,908
Gross profit	$43,960	$18,042	$16,763	$(1,030)	$77,735
Income (Loss) from operations	$36,503	$7,183	$4,628	$(10,045)	$38,269

2018
New trailers shipped	14,450	700	—	—	15,150
Used trailers shipped	150	50	—	—	200

New Trailers	$354,003	$44,399	$—	$—	$398,402
Used Trailers	1,888	775	—	—	2,663
Components, parts and service	8,090	29,064	2,304	(4,676)	34,782
Equipment and other	4,361	28,123	84,745	(3)	117,226
Total net external sales	$368,342	$102,361	$87,049	$(4,679)	$553,073
Gross profit	$39,137	$17,018	$8,954	$53	$65,162
Income (Loss) from operations	$32,453	$(6,346)	$(1,495)	$(8,099)	$16,513

Nine Months Ended September 30,	Commercial Trailer Products	Diversified Products	Final Mile Products	Corporate and Eliminations	Consolidated
2019
New trailers shipped	40,350	2,200	—	—	42,550
Used trailers shipped	50	60	—	—	110

New Trailers	$1,078,599	$146,821	$—	$—	$1,225,420
Used Trailers	236	1,743	—	—	1,979
Components, parts and service	30,994	88,681	12,165	(20,455)	111,385
Equipment and other	12,424	52,610	337,005	(688)	401,351
Total net external sales	$1,122,253	$289,855	$349,170	$(21,143)	$1,740,135
Gross profit	$126,806	$58,264	$51,576	$(2,571)	$234,075
Income (Loss) from operations	$102,742	$24,138	$15,718	$(31,593)	$111,005

2018
New trailers shipped	42,750	1,900	—	—	44,650
Used trailers shipped	850	100	—	—	950

New Trailers	$1,049,452	$115,840	$—	$—	$1,165,292
Used Trailers	8,794	2,489	—	—	11,283
Components, parts and service	25,780	94,958	7,340	(16,529)	111,549
Equipment and other	14,245	78,362	276,377	(26)	368,958
Total net external sales	$1,098,271	$291,649	$283,717	$(16,555)	$1,657,082
Gross profit	$123,173	$51,008	$41,409	$(995)	$214,595
Income (Loss) from operations	$102,718	$3,078	$9,372	$(26,959)	$88,209

WABASH NATIONAL CORPORATION
SEGMENT AND COMPANY FINANCIAL INFORMATION
(Unaudited - dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Commercial Trailer Products
Income from operations	$36,503	$32,453	$102,742	$102,718

Diversified Products
Income from operations	7,183	(6,346)	24,138	3,078
Adjustments:
Impairment	—	11,989	—	11,989
Adjusted operating income	7,183	5,643	24,138	15,067

Final Mile Products
Income from operations	4,628	(1,495)	15,718	9,372
Adjustments:
Acquisition expenses and related charges	—	—	—	751
Adjusted operating income	4,628	(1,495)	15,718	10,123

Corporate
Income from operations	(10,045)	(8,099)	(31,593)	(26,959)
Adjustments:
Acquisition expenses and related charges	—	—	—	68
Adjusted operating income	(10,045)	(8,099)	(31,593)	(26,891)

Consolidated
Income from operations	38,269	16,513	111,005	88,209
Adjustments:
Impairment	—	11,989	—	11,989
Acquisition expenses and related charges	—	—	—	819
Adjusted operating income	$38,269	$28,502	$111,005	$101,017

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Unaudited - dollars in thousands, except per share amounts)

Operating EBITDA[1]:	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$25,460	$4,664	$71,200	$57,837
Income tax expense	7,429	5,338	21,227	21,209
Interest expense	6,713	7,044	20,823	21,649
Depreciation and amortization	10,416	10,308	31,611	30,519
Stock-based compensation	1,985	3,089	7,362	8,479
Acquisition expenses	—	—	—	68
Impairment	—	11,989	—	11,989
Other non-operating income	(1,333)	(533)	(2,245)	(12,486)
Operating EBITDA	$50,670	$41,899	$149,978	$139,264

Adjusted Net Income[2]:	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$25,460	$4,664	$71,200	$57,837
Adjustments:
Facility transactions[3]	—	(150)	—	(10,779)
Loss on debt extinguishment	—	—	—	174
Impairment	—	11,989	—	11,989
Acquisition expenses and related charges	—	—	—	819
Tax effect of aforementioned items	—	(3,078)	—	(573)
Tax reform and other discrete tax adjustments	—	3,084	—	3,084
Adjusted net income	$25,460	$16,509	$71,200	$62,551

Adjusted Diluted Earnings Per Share[2]:	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Diluted earnings per share	$0.46	$0.08	$1.28	$0.98
Adjustments:
Facility transactions[3]	—	—	—	(0.17)
Loss on debt extinguishment	—	—	—	—
Impairment	—	0.21	—	0.20
Acquisition expenses and related charges	—	—	—	0.01
Tax effect of aforementioned items	—	(0.05)	—	(0.01)
Tax reform and other discrete tax adjustments	—	0.05	—	0.05
Adjusted diluted earnings per share	$0.46	$0.29	$1.28	$1.06

Weighted average number of diluted shares outstanding (in thousands)	55,019	57,742	55,502	59,218
1Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, acquisition expenses and related charges, and other non-operating income and expense.
2Adjusted net income and adjusted earnings per diluted share reflect adjustments for acquisition expenses, the losses attributable to the Company’s extinguishment of debt, income or losses recognized on the sale and/or closure of former Company locations, a non-cash impairment of assets, and tax reform and other discrete tax adjustments.
3Facility transactions in 2018 and 2019 relate to gains and/or losses incurred for the sale or closure of former Company locations.